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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C.

                                   FORM 8-K

   Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

      Date of Report (date of earliest event reported) FEBRUARY 9, 1998
                                                       ----------------

                             UNITED BANCORP, INC.
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            (Exact name of registrant as specified in its charter)

            OHIO                      0-16540                34-1405357
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 (State or other jurisdiction      (Commission            (IRS Employer
      of incorporation)             File Number)          Identification #)

       201 S. FOURTH STREET, MARTINS FERRY, OHIO             43935
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       (Address of principal executive offices)             (Zip Code)

                                (740) 633-0445
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             (Registrant's telephone number, including area code)

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        (Former name or former address, if changed since last report)
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ITEM 5. OTHER EVENTS

     On February 9, 1998 United Bancorp, Inc. entered into a Definitive Agreement ("Agreement") with Southern Ohio Community Bancorporation, Inc. ("Southern") of Glouster Ohio. The Agreement incorporates the terms of the letter of intent entered into January 12, 1998. Randall M. Greenwood, Vice President and Chief Financial Officer stated upon completion of the merger, each share of Southern common outstanding stock will be exchanged for 11 shares of UBCP common shares in a tax-free exchange and for financial reporting purposes will be accounted for under the pooling of interest method of accounting. Based on a current market price of $26, the transaction is valued at approximately $11.2 million.

     James W. Everson stated "With the Agreement behind us we have initiated the process to bring Southern into our family of banks and provide them with our expanded base of financial services products for their marketing area." Southern's operating subsidiary, The Glouster Community Bank, will retain its identity as the third banking charter and has assets of approximately $52 million, loans of $32 million, and deposits of $48 million. Operating in the Northern half of Athens County Ohio, The Glouster Community Bank, operates two offices in Glouster, in addition to an office in Amesville and Nelsonville, Ohio.

     Pending regulatory and Southern's shareholder approval, the transaction is expected to be completed during the third quarter of 1998.

     United Bancorp, Inc. is headquartered in Martins Ferry, Ohio and is a multi-bank holding company with total assets of $212 million and total shareholder equity of approximately $21.9 million as of December 31, 1997. Affiliates of UBCP include The Citizens Savings Bank with offices in Bridgeport, Colerain, St. Clairsville and Martins Ferry, Ohio and The Citizens State Bank with offices in Strasburg, Dellroy, Dover, Sherrodsille and New Philadelphia, Ohio. The Company trades on The Nasdaq SmallCap Market tier of the Nasdaq under the symbol UBCP, Cusip #90991109. In April of 1998 you can reach us on the Internet at http://www.unitedbancorp.com.

ITEM 7. EXHIBITS

     The following exhibit is being filed as part of this Form 8-K.

     Merger Agreement between United Bancorporation, Inc. and Southern Ohio Community Bancorporation, Inc.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 16, 1998                           by: /s/ James W. Everson
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     Date                                       Chairman, President and CEO

                                                United Bancorp, Inc.
                                                    (Registrant)
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                              INDEX TO EXHIBITS


EXHIBIT NO.                                             DESCRIPTION
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    1                                                   Merger Agreement